UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joint Special Meeting of Shareholders

Inbound Number: 1-855-206-23XX

Voicemail Scripts

Adjournment voicemail (generic):

Hello, this is <Agent’s Name>, calling for Mr./Mrs. <Last Name>, regarding the [ ], 2026 Special Meeting of Shareholders for your Janus Henderson [mutual funds/ETFs].

Our records indicate that your shares have not yet been voted. Once you vote, further communication from us will stop. Please contact us as soon as possible at 1-855-206-23XX, Monday through Friday, between the hours of 9:00 a.m. and 10:00 p.m. and Saturday and Sunday between 10:00am and 6:00pm Eastern Time, so we may assist you with submitting your voting instructions. Thank you and have a good day.

PL Scripts

Adjournment:

Hello, this message is on behalf of your investment in the Janus Henderson [mutual funds/ETFs].

The polls for the Joint Special Meeting of Shareholders close on [ ],2026. Once you vote, further communication from us will stop.

If you would like to vote your shares now, please press 1 to be connected to a representative who can assist you in recording your vote.

You may also vote at any time before [ ], 2026, by calling us toll-free at 1-855-206-23XX. Thank you for your partnership. and have a good day.

Operations – Retail Engagement	1